UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 20, 2020

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 432 Eureka, UT	84628
(Address of principal executive offices)	(Zip Code)

(212) 226-4256
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

a.	Michael Barry resigned from the Board of Directors of the Company and any committees of the Board of Directors effective October 20, 2020. Mr. Barry resigned for personal reasons.

b.	Alex Zyngier resigned from the Board of Directors of the Company and any committees of the Board of Directors effective October 20, 2020. Mr. Zyngier resigned for personal reasons.

c.	Mario Concha stepped down as Chief Executive Officer of the Company effective October 22, 2020. Mr. Concha will continue to serve as Chairman of the Board of Directors of the Company.

d.	Christopher T. Carney was appointed Chief Executive Officer and elected director of the Company on October 22, 2020. Mr. Carney has been Chief Financial Officer of the Company since August 12, 2015.

From 2012 until his appointment as Chief Financial Officer, Christopher Carney, 50, was Vice President of Business Development for the Company. From 2009 through 2012, he served as the Interim Chief Financial Officer of the Company. Mr. Carney graduated with a BA from Lehman College and an MBA from Tulane University.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	October 26, 2020	/s/ CHRISTOPHER T. CARNEY
By: Christopher T. Carney
Chief Executive Officer